Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ball Corporation of our report dated June 22, 2016 relating to the consolidated financial statements of Rexam PLC, which appears in Ball Corporation’s Current Report on Form 8-K dated June 22, 2016.  We also consent to the reference to us under the heading “Experts”  in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
March 6, 2018